Exhibit 99.1

News Release

Trustmark Corporation Announces First Quarter 2017 Financial Results

JACKSON, Miss. – April 25, 2017 – Trustmark Corporation (NASDAQ:TRMK) reported net income of $31.2 million in the first quarter of 2017, representing diluted earnings per share of $0.46.  Diluted earnings per share in the first quarter of 2017 increased 7.0% when compared to the previous quarter and 15.0% when compared to the same period in the prior year. This level of earnings resulted in a return on average tangible common equity of 11.39% and a return on average assets of 0.95%. Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable June 15, 2017, to shareholders of record on June 1, 2017.

First Quarter Highlights

•	Revenue excluding interest and fees on acquired loans increased 4.6% linked quarter and 5.7% year-over-year to total $138.4 million
•	Routine noninterest expense, which excludes ORE and intangible amortization, totaled $98.7 million, remaining well-controlled from both the prior quarter and year-over-year
•	Sustained strong credit performance

Gerard R. Host, President and CEO, stated, “The first quarter marked a great start to 2017 for Trustmark. We maintained and expanded customer relationships by growing loans across our franchise while continuing to maintain solid credit quality.  Our low-cost, core deposit base remains a significant strength of the organization. The strong performance of our mortgage and insurance businesses was reflected in solid noninterest income growth. While we continued to make investments to enhance the customer experience, we maintained our focus on disciplined expense management.  We recently welcomed the associates and customers of Reliance Bank to the Trustmark family with the completion of our previously announced merger on April 7.  We are delighted to serve the greater Huntsville, Alabama, market and look forward to their contributions going forward.  Thanks to our talented associates, solid profitability and strong capital base, Trustmark remains well positioned to continue meeting the needs of our customers and creating long-term value for our shareholders.”

Balance Sheet Management

•	Diversified loan growth demonstrates value of Trustmark’s five-state footprint
•	Noninterest-bearing deposits represent 31.8% of total deposits
•	Capital base continues to provide flexibility in pursuing growth opportunities

Loans held for investment totaled $8.0 billion at March 31, 2017, an increase of 2.0% from the prior quarter and 10.1% from the comparable period one year earlier.  During the first quarter of 2017, Trustmark reclassified $36.7 million of acquired loans to loans held for investment due to the discount on these loans being fully amortized. Excluding this reclassification, loans held for investment increased $116.7 million, or 1.5% from the prior quarter and 9.6% from the comparable period one year earlier.

The following discussion of loan growth excludes the aforementioned reclassified acquired loans.  Other real estate secured loans, which include multifamily projects, expanded $79.8 million, which was a result of the migration of construction loans as projects were completed.  Construction and land development loans grew $28.0 million, primarily due to increased construction in Alabama. Nonfarm-nonresidential loans increased $26.2 million, primarily due to strength in Alabama and Florida. Other loans, which include loans to nonprofits and real estate investment trusts, increased $11.4 million, driven principally by growth in Alabama, Texas and Mississippi. Single-family home loans decreased $14.2 million as growth in Alabama and Florida was more than offset by declines in Mississippi and Tennessee. State and other political loans decreased $7.0 million as growth in Texas and Alabama was more than offset by declines in Mississippi and Tennessee.

Acquired loans totaled $218.2 million at March 31, 2017, down $54.0 million from the prior quarter, primarily due to the previously mentioned reclassification of $36.7 million of acquired loans to loans held for investment. Collectively, loans held for investment and acquired loans totaled $8.2 billion at March 31, 2017, up $99.4 million, or 1.2%, from the prior quarter.

Deposits totaled $10.1 billion at March 31, 2017, remaining stable from the prior quarter.  Trustmark continues to maintain an attractive, low-cost deposit base with approximately 60% of deposit balances in checking accounts and a total cost of deposits of 0.16%.  The cost of interest-bearing liabilities was 0.34% for the first quarter of 2017.

Trustmark’s capital position remained solid, reflecting the consistent profitability of its diversified financial services businesses.  At March 31, 2017, Trustmark’s tangible equity to tangible assets ratio was 8.80%, while the total risk-based capital ratio was 13.61%.

Credit Quality

•	Other real estate decreased 9.8% and 22.1% from the prior quarter and year-over-year, respectively
•	Net charge-offs represented 0.08% of average loans
•	Allowance for loan losses represented 263.73% of nonperforming loans, excluding specifically reviewed impaired loans

Nonperforming loans totaled $61.3 million at March 31, 2017, up 24.5% from the prior quarter and down 13.3% year-over-year; the linked-quarter increase was primarily a result of one substandard energy- related credit migrating to nonaccrual status.  Other real estate totaled $56.0 million, reflecting a decline of 9.8% from the previous quarter and 22.1% from the same period one year earlier. Collectively, nonperforming assets totaled $117.3 million, reflecting a linked-quarter increase of 5.4% and year-over-year decrease of 17.7%.

Allocation of Trustmark's $72.4 million allowance for loan losses represented 0.97% of commercial loans and 0.67% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 0.91% at March 31, 2017, representing a level management considers commensurate with the inherent risk in the loan portfolio.  Collectively, the allowance for both held for investment and acquired loan losses represented 1.00% of total loans, which include held for investment and acquired loans.

Unless noted otherwise, all of the above credit quality metrics exclude acquired loans and other real estate covered by FDIC loss-share agreement.

Revenue Generation

•	Net interest income (FTE) excluding acquired loans totaled $97.2 million in the first quarter, an increase of 2.0% from the prior quarter and 5.5% year-over-year
•	Net interest margin excluding acquired loans was 3.38%, an increase of 7 basis points from the prior quarter
•	Noninterest income totaled $46.0 million, up 10.3% linked quarter and 6.4% year-over-year

Net interest income (FTE) in the first quarter totaled $102.4 million, resulting in a net interest margin of 3.49%, down 3 basis points from the prior quarter.  Relative to the prior quarter, net interest income (FTE) decreased $1.1 million as growth in interest income from both the held for sale and held for investment loan portfolios was more than offset by decreased interest income from the acquired loan portfolio as well as increased total interest expense.  The yield on acquired loans in the first quarter totaled 8.40% and included recoveries from settlement of debt of $1.2 million; this compares to $3.8 million in recoveries from settlement of debt in the prior quarter. Excluding acquired loans, the net interest margin in the first quarter totaled 3.38%, an increase of 7 basis points when compared to the fourth quarter of 2016. The increase was primarily due to growth in the yields on the securities portfolio and the loans held for investment and held for sale portfolios.

Noninterest income in the first quarter increased 10.3% from the prior quarter to total $46.0 million, as higher mortgage banking revenues and insurance commissions more than offset seasonal reductions in various fee-income categories.  Mortgage banking revenue totaled $10.2 million in the first quarter, up $4.8 million from the prior quarter and $1.5 million year-over-year.  The linked-quarter change reflects a net positive mortgage valuation adjustment and a net positive mortgage servicing hedge ineffectiveness that more than offset decreased secondary marketing gains.  Mortgage loan production totaled $303.5 million, down 25.4% from the prior quarter and 1.3% year-over-year. Insurance revenue totaled $9.2 million in the first quarter, up 8.9% from the prior quarter and 7.2% year-over-year; this performance primarily reflects growth in the group health insurance and property and casualty businesses.

Wealth management revenue in the first quarter totaled $7.4 million, down 1.2% and up 0.1% from the prior quarter and year-over-year, respectively.  The linked-quarter decline is primarily attributable to decreased commission-based transactions within investment services.  Bank card and other fees declined $296 thousand from the prior quarter due to seasonal reductions in interchange income and lower revenue on interest rate swaps for commercial loan customers. Service charges on deposit accounts declined $612 thousand from the prior quarter, reflecting seasonal reductions in NSF and overdraft fees.

Noninterest Expense

•	Routine noninterest expense, which excludes ORE and intangible amortization, totaled $98.7 million, remaining stable from both the prior quarter and year-over-year
•	Total noninterest expense increased 1.8% linked quarter and 3.1% year-over-year to $102.1 million
•	Full-time equivalent employees totaled 2,799 at the end of the first quarter, a decrease of 147 or 5.0% when compared to levels one year earlier

Salaries and benefits decreased $866 thousand from the prior quarter to total $57.3 million.  Services and fees increased 3.9%, or $581 thousand, linked quarter primarily due to additional advertising and outside services expense.  ORE and foreclosure expense totaled $1.8 million, up from the prior quarter, while net occupancy-premises expense totaled $6.2 million, down 2.9% from the prior quarter.  Other expense totaled $12.8 million, up $1.1 million on a linked-quarter basis, primarily due to a property valuation adjustment associated with a branch closure and other miscellaneous expenses.

Trustmark remains committed to diligent expense management. As previously announced, Trustmark terminated its defined benefit pension plan as of December 31, 2016. In order to terminate the plan, Trustmark is required to fully fund the plan on a termination basis and will contribute the additional assets necessary to do so. The final distributions will be made from current plan assets and a one-time pension settlement expense of approximately $17.5 million (pre-tax) will be recognized when paid by Trustmark during the second quarter of 2017. After the distribution of plan assets during the second quarter of 2017, Trustmark estimates that the annual pension expense will be reduced by $3.0 million to $4.0 million.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, April 26, 2017, at 10:00 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com, which will also include a slide presentation Management will review during the conference call. A replay of the conference call will also be available through Wednesday, May 10, 2017, in archived format at the same web address or by calling (877) 344-7529, passcode 10103777.

Trustmark Corporation is a financial services company providing banking and financial solutions through 200 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning.  You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements.  You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets as well as crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues relating to the European financial system and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, including those associated with the planned termination of our noncontributory tax-qualified defined benefit pension plan, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Louis E. Greer	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-2310

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2017
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	3/31/2017	12/31/2016	3/31/2016	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,252,162	$2,271,503	$2,211,479	$(19,341)	-0.9%	$40,683	1.8%
Securities AFS-nontaxable	88,522	91,495	105,844	(2,973)	-3.2%	(17,322)	-16.4%
Securities HTM-taxable	1,124,692	1,101,382	1,142,434	23,310	2.1%	(17,742)	-1.6%
Securities HTM-nontaxable	33,009	33,675	35,841	(666)	-2.0%	(2,832)	-7.9%
Total securities	3,498,385	3,498,055	3,495,598	330	0.0%	2,787	0.1%
Loans (including loans held for sale)	8,074,449	7,855,444	7,346,333	219,005	2.8%	728,116	9.9%
Acquired loans	250,482	282,197	378,435	(31,715)	-11.2%	(127,953)	-33.8%
Fed funds sold and rev repos	397	1,418	382	(1,021)	-72.0%	15	3.9%
Other earning assets	79,515	80,608	66,702	(1,093)	-1.4%	12,813	19.2%
Total earning assets	11,903,228	11,717,722	11,287,450	185,506	1.6%	615,778	5.5%
Allowance for loan losses	(83,394)	(82,604)	(81,138)	(790)	1.0%	(2,256)	2.8%
Cash and due from banks	310,542	314,420	281,912	(3,878)	-1.2%	28,630	10.2%
Other assets	1,235,469	1,238,029	1,253,282	(2,560)	-0.2%	(17,813)	-1.4%
Total assets	$13,365,845	$13,187,567	$12,741,506	$178,278	1.4%	$624,339	4.9%

Interest-bearing demand deposits	$1,981,982	$1,920,273	$1,866,043	$61,709	3.2%	$115,939	6.2%
Savings deposits	3,319,572	3,049,733	3,188,916	269,839	8.8%	130,656	4.1%
Time deposits	1,650,251	1,638,853	1,677,576	11,398	0.7%	(27,325)	-1.6%
Total interest-bearing deposits	6,951,805	6,608,859	6,732,535	342,946	5.2%	219,270	3.3%
Fed funds purchased and repos	498,963	494,193	517,180	4,770	1.0%	(18,217)	-3.5%
Short-term borrowings	887,848	435,576	413,616	452,272	n/m	474,232	n/m
Long-term FHLB advances	251,033	685,844	501,144	(434,811)	-63.4%	(250,111)	-49.9%
Subordinated notes	—	40,757	49,972	(40,757)	-100.0%	(49,972)	-100.0%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	8,651,505	8,327,085	8,276,303	324,420	3.9%	375,202	4.5%
Noninterest-bearing deposits	3,008,176	3,160,959	2,836,283	(152,783)	-4.8%	171,893	6.1%
Other liabilities	173,066	166,379	134,236	6,687	4.0%	38,830	28.9%
Total liabilities	11,832,747	11,654,423	11,246,822	178,324	1.5%	585,925	5.2%
Shareholders' equity	1,533,098	1,533,144	1,494,684	(46)	0.0%	38,414	2.6%
Total liabilities and equity	$13,365,845	$13,187,567	$12,741,506	$178,278	1.4%	$624,339	4.9%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2017
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	3/31/2017	12/31/2016	3/31/2016	$ Change	% Change	$ Change	% Change
Cash and due from banks	$379,590	$327,706	$228,498	$51,884	15.8%	$151,092	66.1%
Fed funds sold and rev repos	500	500	—	—	0.0%	500	n/m
Securities available for sale	2,365,554	2,356,682	2,368,120	8,872	0.4%	(2,566)	-0.1%
Securities held to maturity	1,156,067	1,158,643	1,168,203	(2,576)	-0.2%	(12,136)	-1.0%
Loans held for sale (LHFS)	174,090	175,927	191,028	(1,837)	-1.0%	(16,938)	-8.9%
Loans held for investment (LHFI)	8,004,657	7,851,213	7,268,022	153,444	2.0%	736,635	10.1%
Allowance for loan losses	(72,445)	(71,265)	(69,668)	(1,180)	1.7%	(2,777)	4.0%
Net LHFI	7,932,212	7,779,948	7,198,354	152,264	2.0%	733,858	10.2%
Acquired loans	218,242	272,247	364,755	(54,005)	-19.8%	(146,513)	-40.2%
Allowance for loan losses, acquired loans	(10,006)	(11,397)	(13,535)	1,391	-12.2%	3,529	-26.1%
Net acquired loans	208,236	260,850	351,220	(52,614)	-20.2%	(142,984)	-40.7%
Net LHFI and acquired loans	8,140,448	8,040,798	7,549,574	99,650	1.2%	590,874	7.8%
Premises and equipment, net	183,311	184,987	194,453	(1,676)	-0.9%	(11,142)	-5.7%
Mortgage servicing rights	82,758	80,239	68,208	2,519	3.1%	14,550	21.3%
Goodwill	366,156	366,156	366,156	—	0.0%	—	0.0%
Identifiable intangible assets	19,117	20,680	25,751	(1,563)	-7.6%	(6,634)	-25.8%
Other real estate	55,968	62,051	72,302	(6,083)	-9.8%	(16,334)	-22.6%
Other assets	566,802	577,964	542,903	(11,162)	-1.9%	23,899	4.4%
Total assets	$13,490,361	$13,352,333	$12,775,196	$138,028	1.0%	$715,165	5.6%

Deposits:
Noninterest-bearing	$3,209,727	$2,973,238	$2,874,306	$236,489	8.0%	$335,421	11.7%
Interest-bearing	6,894,745	7,082,774	6,759,337	(188,029)	-2.7%	135,408	2.0%
Total deposits	10,104,472	10,056,012	9,633,643	48,460	0.5%	470,829	4.9%
Fed funds purchased and repos	524,335	539,817	466,436	(15,482)	-2.9%	57,899	12.4%
Short-term borrowings	864,690	769,778	411,385	94,912	12.3%	453,305	n/m
Long-term FHLB advances	250,994	251,049	501,124	(55)	0.0%	(250,130)	-49.9%
Subordinated notes	—	—	49,977	—	n/m	(49,977)	-100.0%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Other liabilities	146,053	153,613	142,519	(7,560)	-4.9%	3,534	2.5%
Total liabilities	11,952,400	11,832,125	11,266,940	120,275	1.0%	685,460	6.1%
Common stock	14,112	14,091	14,093	21	0.1%	19	0.1%
Capital surplus	365,951	366,563	363,979	(612)	-0.2%	1,972	0.5%
Retained earnings	1,200,903	1,185,352	1,151,757	15,551	1.3%	49,146	4.3%
Accum other comprehensive loss, net of tax	(43,005)	(45,798)	(21,573)	2,793	-6.1%	(21,432)	99.3%
Total shareholders' equity	1,537,961	1,520,208	1,508,256	17,753	1.2%	29,705	2.0%
Total liabilities and equity	$13,490,361	$13,352,333	$12,775,196	$138,028	1.0%	$715,165	5.6%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2017
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	3/31/2017	12/31/2016	3/31/2016	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$83,790	$81,346	$76,235	$2,444	3.0%	$7,555	9.9%
Interest and fees on acquired loans	5,189	8,290	7,022	(3,101)	-37.4%	(1,833)	-26.1%
Interest on securities-taxable	19,197	18,775	20,086	422	2.2%	(889)	-4.4%
Interest on securities-tax exempt-FTE	1,300	1,340	1,497	(40)	-3.0%	(197)	-13.2%
Interest on fed funds sold and rev repos	1	4	1	(3)	-75.0%	—	0.0%
Other interest income	267	335	230	(68)	-20.3%	37	16.1%
Total interest income-FTE	109,744	110,090	105,071	(346)	-0.3%	4,673	4.4%
Interest on deposits	3,945	3,380	3,038	565	16.7%	907	29.9%
Interest on fed funds pch and repos	698	471	431	227	48.2%	267	61.9%
Other interest expense	2,673	2,662	2,389	11	0.4%	284	11.9%
Total interest expense	7,316	6,513	5,858	803	12.3%	1,458	24.9%
Net interest income-FTE	102,428	103,577	99,213	(1,149)	-1.1%	3,215	3.2%
Provision for loan losses, LHFI	2,762	1,834	2,243	928	50.6%	519	23.1%
Provision for loan losses, acquired loans	(1,605)	1,150	1,309	(2,755)	n/m	(2,914)	n/m
Net interest income after provision-FTE	101,271	100,593	95,661	678	0.7%	5,610	5.9%
Service charges on deposit accounts	10,832	11,444	11,081	(612)	-5.3%	(249)	-2.2%
Bank card and other fees	6,500	6,796	6,918	(296)	-4.4%	(418)	-6.0%
Mortgage banking, net	10,185	5,428	8,699	4,757	87.6%	1,486	17.1%
Insurance commissions	9,212	8,459	8,593	753	8.9%	619	7.2%
Wealth management	7,413	7,505	7,407	(92)	-1.2%	6	0.1%
Other, net	1,891	2,092	888	(201)	-9.6%	1,003	n/m
Nonint inc-excl sec gains (losses), net	46,033	41,724	43,586	4,309	10.3%	2,447	5.6%
Security gains (losses), net	—	—	(310)	—	n/m	310	-100.0%
Total noninterest income	46,033	41,724	43,276	4,309	10.3%	2,757	6.4%
Salaries and employee benefits	57,302	58,168	57,201	(866)	-1.5%	101	0.2%
Services and fees	15,332	14,751	14,475	581	3.9%	857	5.9%
Net occupancy-premises	6,238	6,426	6,188	(188)	-2.9%	50	0.8%
Equipment expense	5,998	6,172	6,094	(174)	-2.8%	(96)	-1.6%
Other real estate expense	1,759	525	181	1,234	n/m	1,578	n/m
FDIC assessment expense	2,640	2,562	2,811	78	3.0%	(171)	-6.1%
Other expense	12,788	11,663	11,994	1,125	9.6%	794	6.6%
Total noninterest expense	102,057	100,267	98,944	1,790	1.8%	3,113	3.1%
Income before income taxes and tax eq adj	45,247	42,050	39,993	3,197	7.6%	5,254	13.1%
Tax equivalent adjustment	4,838	4,725	4,473	113	2.4%	365	8.2%
Income before income taxes	40,409	37,325	35,520	3,084	8.3%	4,889	13.8%
Income taxes	9,161	8,402	8,517	759	9.0%	644	7.6%
Net income	$31,248	$28,923	$27,003	$2,325	8.0%	$4,245	15.7%

Per share data
Earnings per share - basic	$0.46	$0.43	$0.40	$0.03	7.0%	$0.06	15.0%

Earnings per share - diluted	$0.46	$0.43	$0.40	$0.03	7.0%	$0.06	15.0%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	67,687,365	67,627,496	67,609,662

Diluted	67,845,785	67,817,770	67,746,592

Period end shares outstanding	67,729,434	67,628,618	67,639,832

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2017
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	3/31/2017	12/31/2016	3/31/2016	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$1,649	$665	$1,788	$984	n/m	$(139)	-7.8%
Florida	3,559	3,644	4,952	(85)	-2.3%	(1,393)	-28.1%
Mississippi (2)	49,349	37,771	56,590	11,578	30.7%	(7,241)	-12.8%
Tennessee (3)	5,185	6,213	5,849	(1,028)	-16.5%	(664)	-11.4%
Texas	1,565	941	1,515	624	66.3%	50	3.3%
Total nonaccrual loans	61,307	49,234	70,694	12,073	24.5%	(9,387)	-13.3%
Other real estate
Alabama	13,953	15,989	19,137	(2,036)	-12.7%	(5,184)	-27.1%
Florida	21,577	22,582	27,907	(1,005)	-4.5%	(6,330)	-22.7%
Mississippi (2)	14,974	15,646	14,511	(672)	-4.3%	463	3.2%
Tennessee (3)	4,706	6,183	8,699	(1,477)	-23.9%	(3,993)	-45.9%
Texas	758	1,651	1,552	(893)	-54.1%	(794)	-51.2%
Total other real estate	55,968	62,051	71,806	(6,083)	-9.8%	(15,838)	-22.1%
Total nonperforming assets	$117,275	$111,285	$142,500	$5,990	5.4%	$(25,225)	-17.7%

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$1,307	$1,832	$611	$(525)	-28.7%	$696	n/m

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$31,147	$28,345	$24,110	$2,802	9.9%	$7,037	29.2%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (4)	3/31/2017	12/31/2016	3/31/2016	$ Change	% Change	$ Change	% Change
Beginning Balance	$71,265	$70,871	$67,619	$394	0.6%	$3,646	5.4%
Provision for loan losses	2,762	1,834	2,243	928	50.6%	519	23.1%
Charge-offs	(4,202)	(4,037)	(3,363)	(165)	4.1%	(839)	24.9%
Recoveries	2,620	2,597	3,169	23	0.9%	(549)	-17.3%
Net charge-offs	(1,582)	(1,440)	(194)	(142)	9.9%	(1,388)	n/m
Ending Balance	$72,445	$71,265	$69,668	$1,180	1.7%	$2,777	4.0%

PROVISION FOR LOAN LOSSES (4)
Alabama	$1,189	$763	$540	$426	55.8%	$649	n/m
Florida	3	(655)	(818)	658	n/m	821	n/m
Mississippi (2)	1,826	1,873	1,848	(47)	-2.5%	(22)	-1.2%
Tennessee (3)	208	(118)	138	326	n/m	70	50.7%
Texas	(464)	(29)	535	(435)	n/m	(999)	n/m
Total provision for loan losses	$2,762	$1,834	$2,243	$928	50.6%	$519	23.1%

NET CHARGE-OFFS (4)
Alabama	$66	$368	$63	$(302)	-82.1%	$3	4.8%
Florida	(155)	(502)	(674)	347	-69.1%	519	-77.0%
Mississippi (2)	1,759	1,591	(74)	168	10.6%	1,833	n/m
Tennessee (3)	83	(8)	8	91	n/m	75	n/m
Texas	(171)	(9)	871	(162)	n/m	(1,042)	n/m
Total net charge-offs	$1,582	$1,440	$194	$142	9.9%	$1,388	n/m

(1) - Excludes acquired loans and covered other real estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes acquired loans

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2017
($ in thousands)
(unaudited)

	Quarter Ended
AVERAGE BALANCES	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Securities AFS-taxable	$2,252,162	$2,271,503	$2,249,109	$2,214,040	$2,211,479
Securities AFS-nontaxable	88,522	91,495	95,233	99,296	105,844
Securities HTM-taxable	1,124,692	1,101,382	1,115,053	1,122,463	1,142,434
Securities HTM-nontaxable	33,009	33,675	34,179	34,785	35,841
Total securities	3,498,385	3,498,055	3,493,574	3,470,584	3,495,598
Loans (including loans held for sale)	8,074,449	7,855,444	7,658,089	7,505,409	7,346,333
Acquired loans	250,482	282,197	317,273	349,740	378,435
Fed funds sold and rev repos	397	1,418	1,352	1,263	382
Other earning assets	79,515	80,608	68,706	64,000	66,702
Total earning assets	11,903,228	11,717,722	11,538,994	11,390,996	11,287,450
Allowance for loan losses	(83,394)	(82,604)	(82,301)	(83,614)	(81,138)
Cash and due from banks	310,542	314,420	299,670	271,135	281,912
Other assets	1,235,469	1,238,029	1,243,854	1,240,846	1,253,282
Total assets	$13,365,845	$13,187,567	$13,000,217	$12,819,363	$12,741,506

Interest-bearing demand deposits	$1,981,982	$1,920,273	$1,848,084	$1,830,107	$1,866,043
Savings deposits	3,319,572	3,049,733	3,101,161	3,221,850	3,188,916
Time deposits	1,650,251	1,638,853	1,667,345	1,678,564	1,677,576
Total interest-bearing deposits	6,951,805	6,608,859	6,616,590	6,730,521	6,732,535
Fed funds purchased and repos	498,963	494,193	481,071	488,512	517,180
Short-term borrowings	887,848	435,576	311,473	319,288	413,616
Long-term FHLB advances	251,033	685,844	751,095	597,269	501,144
Subordinated notes	—	40,757	49,988	49,980	49,972
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	8,651,505	8,327,085	8,272,073	8,247,426	8,276,303
Noninterest-bearing deposits	3,008,176	3,160,959	3,060,331	2,927,469	2,836,283
Other liabilities	173,066	166,379	136,971	131,627	134,236
Total liabilities	11,832,747	11,654,423	11,469,375	11,306,522	11,246,822
Shareholders' equity	1,533,098	1,533,144	1,530,842	1,512,841	1,494,684
Total liabilities and equity	$13,365,845	$13,187,567	$13,000,217	$12,819,363	$12,741,506

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2017
($ in thousands)
(unaudited)

PERIOD END BALANCES	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Cash and due from banks	$379,590	$327,706	$383,945	$322,049	$228,498
Fed funds sold and rev repos	500	500	500	3,198	—
Securities available for sale	2,365,554	2,356,682	2,410,947	2,388,306	2,368,120
Securities held to maturity	1,156,067	1,158,643	1,143,234	1,173,204	1,168,203
Loans held for sale (LHFS)	174,090	175,927	242,097	213,546	191,028
Loans held for investment (LHFI)	8,004,657	7,851,213	7,499,204	7,405,181	7,268,022
Allowance for loan losses	(72,445)	(71,265)	(70,871)	(71,796)	(69,668)
Net LHFI	7,932,212	7,779,948	7,428,333	7,333,385	7,198,354
Acquired loans	218,242	272,247	295,737	339,035	364,755
Allowance for loan losses, acquired loans	(10,006)	(11,397)	(11,380)	(12,480)	(13,535)
Net acquired loans	208,236	260,850	284,357	326,555	351,220
Net LHFI and acquired loans	8,140,448	8,040,798	7,712,690	7,659,940	7,549,574
Premises and equipment, net	183,311	184,987	190,930	192,732	194,453
Mortgage servicing rights	82,758	80,239	65,514	62,814	68,208
Goodwill	366,156	366,156	366,156	366,156	366,156
Identifiable intangible assets	19,117	20,680	22,366	24,058	25,751
Other real estate	55,968	62,051	64,993	69,890	72,302
Other assets	566,802	577,964	558,166	554,456	542,903
Total assets	$13,490,361	$13,352,333	$13,161,538	$13,030,349	$12,775,196

Deposits:
Noninterest-bearing	$3,209,727	$2,973,238	$3,111,603	$2,921,016	$2,874,306
Interest-bearing	6,894,745	7,082,774	6,574,098	6,610,508	6,759,337
Total deposits	10,104,472	10,056,012	9,685,701	9,531,524	9,633,643
Fed funds purchased and repos	524,335	539,817	514,918	606,336	466,436
Short-term borrowings	864,690	769,778	412,792	360,434	411,385
Long-term FHLB advances	250,994	251,049	751,075	751,106	501,124
Subordinated notes	—	—	49,993	49,985	49,977
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Other liabilities	146,053	153,613	150,442	145,641	142,519
Total liabilities	11,952,400	11,832,125	11,626,777	11,506,882	11,266,940
Common stock	14,112	14,091	14,090	14,090	14,093
Capital surplus	365,951	366,563	365,553	364,516	363,979
Retained earnings	1,200,903	1,185,352	1,172,193	1,157,025	1,151,757
Accum other comprehensive loss, net of tax	(43,005)	(45,798)	(17,075)	(12,164)	(21,573)
Total shareholders' equity	1,537,961	1,520,208	1,534,761	1,523,467	1,508,256
Total liabilities and equity	$13,490,361	$13,352,333	$13,161,538	$13,030,349	$12,775,196

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2017
($ in thousands except per share data)
(unaudited)

	Quarter Ended
INCOME STATEMENTS	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Interest and fees on LHFS & LHFI-FTE	$83,790	$81,346	$80,649	$77,777	$76,235
Interest and fees on acquired loans	5,189	8,290	6,781	8,051	7,022
Interest on securities-taxable	19,197	18,775	19,351	19,402	20,086
Interest on securities-tax exempt-FTE	1,300	1,340	1,388	1,429	1,497
Interest on fed funds sold and rev repos	1	4	5	4	1
Other interest income	267	335	223	200	230
Total interest income-FTE	109,744	110,090	108,397	106,863	105,071
Interest on deposits	3,945	3,380	3,208	3,122	3,038
Interest on fed funds pch and repos	698	471	411	404	431
Other interest expense	2,673	2,662	2,603	2,428	2,389
Total interest expense	7,316	6,513	6,222	5,954	5,858
Net interest income-FTE	102,428	103,577	102,175	100,909	99,213
Provision for loan losses, LHFI	2,762	1,834	4,284	2,596	2,243
Provision for loan losses, acquired loans	(1,605)	1,150	691	607	1,309
Net interest income after provision-FTE	101,271	100,593	97,200	97,706	95,661
Service charges on deposit accounts	10,832	11,444	11,677	11,051	11,081
Bank card and other fees	6,500	6,796	6,756	7,436	6,918
Mortgage banking, net	10,185	5,428	7,364	6,721	8,699
Insurance commissions	9,212	8,459	10,074	9,638	8,593
Wealth management	7,413	7,505	7,571	8,009	7,407
Other, net	1,891	2,092	1,274	1,372	888
Nonint inc-excl sec gains (losses), net	46,033	41,724	44,716	44,227	43,586
Security gains (losses), net	—	—	—	—	(310)
Total noninterest income	46,033	41,724	44,716	44,227	43,276
Salaries and employee benefits	57,302	58,168	57,250	67,018	57,201
Services and fees	15,332	14,751	14,947	14,522	14,475
Net occupancy-premises	6,238	6,426	6,440	5,928	6,188
Equipment expense	5,998	6,172	6,063	5,896	6,094
Other real estate expense	1,759	525	(1,313)	1,193	181
FDIC assessment expense	2,640	2,562	2,911	2,959	2,811
Other expense	12,788	11,663	11,610	12,663	11,994
Total noninterest expense	102,057	100,267	97,908	110,179	98,944
Income before income taxes and tax eq adj	45,247	42,050	44,008	31,754	39,993
Tax equivalent adjustment	4,838	4,725	4,611	4,532	4,473
Income before income taxes	40,409	37,325	39,397	27,222	35,520
Income taxes	9,161	8,402	8,415	5,719	8,517
Net income	$31,248	$28,923	$30,982	$21,503	$27,003

Per share data
Earnings per share - basic	$0.46	$0.43	$0.46	$0.32	$0.40

Earnings per share - diluted	$0.46	$0.43	$0.46	$0.32	$0.40

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23

Weighted average shares outstanding
Basic	67,687,365	67,627,496	67,625,085	67,619,571	67,609,662

Diluted	67,845,785	67,817,770	67,793,203	67,770,174	67,746,592

Period end shares outstanding	67,729,434	67,628,618	67,626,939	67,623,601	67,639,832

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2017
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Nonaccrual loans
Alabama	$1,649	$665	$1,403	$1,379	$1,788
Florida	3,559	3,644	3,719	1,806	4,952
Mississippi (2)	49,349	37,771	41,968	54,543	56,590
Tennessee (3)	5,185	6,213	6,620	5,345	5,849
Texas	1,565	941	700	2,055	1,515
Total nonaccrual loans	61,307	49,234	54,410	65,128	70,694
Other real estate
Alabama	13,953	15,989	15,574	18,031	19,137
Florida	21,577	22,582	25,147	28,052	27,907
Mississippi (2)	14,974	15,646	16,659	14,435	14,511
Tennessee (3)	4,706	6,183	6,061	7,432	8,699
Texas	758	1,651	1,552	1,552	1,552
Total other real estate	55,968	62,051	64,993	69,502	71,806
Total nonperforming assets	$117,275	$111,285	$119,403	$134,630	$142,500

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$1,307	$1,832	$953	$3,382	$611

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$31,147	$28,345	$25,570	$23,473	$24,110

	Quarter Ended
ALLOWANCE FOR LOAN LOSSES (4)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Beginning Balance	$71,265	$70,871	$71,796	$69,668	$67,619
Provision for loan losses	2,762	1,834	4,284	2,596	2,243
Charge-offs	(4,202)	(4,037)	(8,279)	(3,251)	(3,363)
Recoveries	2,620	2,597	3,070	2,783	3,169
Net charge-offs	(1,582)	(1,440)	(5,209)	(468)	(194)
Ending Balance	$72,445	$71,265	$70,871	$71,796	$69,668

PROVISION FOR LOAN LOSSES (4)
Alabama	$1,189	$763	$132	$1,189	$540
Florida	3	(655)	31	(364)	(818)
Mississippi (2)	1,826	1,873	703	(833)	1,848
Tennessee (3)	208	(118)	151	726	138
Texas	(464)	(29)	3,267	1,878	535
Total provision for loan losses	$2,762	$1,834	$4,284	$2,596	$2,243

NET CHARGE-OFFS (4)
Alabama	$66	$368	$38	$436	$63
Florida	(155)	(502)	(169)	(595)	(674)
Mississippi (2)	1,759	1,591	2,484	(237)	(74)
Tennessee (3)	83	(8)	74	252	8
Texas	(171)	(9)	2,782	612	871
Total net charge-offs	$1,582	$1,440	$5,209	$468	$194

(1) - Excludes acquired loans and covered other real estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes acquired loans

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2017
(unaudited)

	Quarter Ended
FINANCIAL RATIOS AND OTHER DATA	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Return on equity	8.27%	7.51%	8.05%	5.72%	7.27%
Return on average tangible equity	11.39%	10.41%	11.16%	8.08%	10.26%
Return on assets	0.95%	0.87%	0.95%	0.67%	0.85%
Interest margin - Yield - FTE	3.74%	3.74%	3.74%	3.77%	3.74%
Interest margin - Cost	0.25%	0.22%	0.21%	0.21%	0.21%
Net interest margin - FTE	3.49%	3.52%	3.52%	3.56%	3.54%
Efficiency ratio (1)	66.67%	66.08%	63.81%	67.20%	66.87%
Full-time equivalent employees	2,799	2,788	2,787	2,818	2,946

CREDIT QUALITY RATIOS (2)
Net charge-offs/average loans	0.08%	0.07%	0.27%	0.03%	0.01%
Provision for loan losses/average loans	0.14%	0.09%	0.22%	0.14%	0.12%
Nonperforming loans/total loans (incl LHFS)	0.75%	0.61%	0.70%	0.85%	0.95%
Nonperforming assets/total loans (incl LHFS)	1.43%	1.39%	1.54%	1.77%	1.91%
Nonperforming assets/total loans (incl LHFS) +ORE	1.42%	1.38%	1.53%	1.75%	1.89%
ALL/total loans (excl LHFS)	0.91%	0.91%	0.95%	0.97%	0.96%
ALL-commercial/total commercial loans	0.97%	0.97%	1.02%	1.05%	1.06%
ALL-consumer/total consumer and home mortgage loans	0.67%	0.68%	0.68%	0.70%	0.65%
ALL/nonperforming loans	118.17%	144.75%	130.25%	110.24%	98.55%
ALL/nonperforming loans (excl specifically reviewed impaired loans)	263.73%	267.40%	256.56%	231.13%	203.24%

CAPITAL RATIOS
Total equity/total assets	11.40%	11.39%	11.66%	11.69%	11.81%
Tangible equity/tangible assets	8.80%	8.74%	8.97%	8.97%	9.01%
Tangible equity/risk-weighted assets	11.49%	11.39%	11.85%	11.85%	11.84%
Tier 1 leverage ratio	9.86%	9.90%	9.92%	9.93%	9.93%
Common equity tier 1 capital ratio	12.19%	12.16%	12.35%	12.32%	12.41%
Tier 1 risk-based capital ratio	12.79%	12.76%	12.97%	12.94%	13.04%
Total risk-based capital ratio	13.61%	13.59%	13.82%	13.82%	13.92%

STOCK PERFORMANCE
Market value-Close	$31.79	$35.65	$27.56	$24.85	$23.03
Book value	$22.71	$22.48	$22.69	$22.53	$22.30
Tangible book value	$17.02	$16.76	$16.95	$16.76	$16.50

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and nonroutine income and expense items.
(2) - Excludes acquired loans and covered other real estate

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2017
($ in thousands)
(unaudited)

Note 1 – Business Combinations

On April 7, 2017, Trustmark Corporation (Trustmark) completed its merger with RB Bancorporation.  RB Bancorporation, with assets of $201.2 million as of March  31, 2017, is the holding company for Reliance Bank, which had seven offices serving the Huntsville, Alabama MSA.  Reliance Bank was merged into Trustmark National Bank simultaneously with the merger of Trustmark and RB Bancorporation.  Under the terms of the Merger Agreement dated November 14, 2016, Trustmark paid $22.00 in cash for each share of RB Bancorporation common stock outstanding, which represents total consideration for common shareholders of approximately $23.7 million.

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations
Issued by U.S. Government agencies	$53,247	$55,763	$58,234	$61,359	$63,814
Issued by U.S. Government sponsored agencies	274	276	283	286	286
Obligations of states and political subdivisions	109,895	115,373	124,641	129,285	135,655
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	42,667	42,786	36,788	29,282	25,081
Issued by FNMA and FHLMC	733,214	631,084	561,989	428,542	330,558
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,202,719	1,267,951	1,374,399	1,474,357	1,540,541
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	223,538	243,449	254,613	265,195	272,185
Total securities available for sale	$2,365,554	$2,356,682	$2,410,947	$2,388,306	$2,368,120

SECURITIES HELD TO MATURITY
U.S. Government agency obligations
Issued by U.S. Government sponsored agencies	$3,658	$3,647	$3,636	$31,142	$63,085
Obligations of states and political subdivisions	46,273	46,303	52,937	53,473	54,278
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	14,977	15,478	16,183	16,415	16,590
Issued by FNMA and FHLMC	118,733	81,299	39,989	42,267	9,871
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	771,296	803,474	831,662	824,175	818,201
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	201,130	208,442	198,827	205,732	206,178
Total securities held to maturity	$1,156,067	$1,158,643	$1,143,234	$1,173,204	$1,168,203

During 2013, Trustmark reclassified approximately $1.099 billion of securities available for sale to securities held to maturity. The securities were transferred at fair value, which became the cost basis for the securities held to maturity. At the date of transfer, the net unrealized holding loss on the available for sale securities totaled approximately $46.6 million ($28.8 million, net of tax). The net unrealized holding loss is amortized over the remaining life of the securities as a yield adjustment in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security. There were no gains or losses recognized as a result of the transfer.  At March 31, 2017, the net unamortized, unrealized loss on the transferred securities included in accumulated other comprehensive loss in the accompanying balance sheet totaled approximately $23.0 million ($14.2 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 96% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2017
($ in thousands)
(unaudited)

Note 3 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Loans secured by real estate:
Construction, land development and other land loans	$859,927	$831,437	$766,685	$718,438	$697,500
Secured by 1-4 family residential properties	1,656,837	1,660,043	1,592,453	1,620,013	1,640,015
Secured by nonfarm, nonresidential properties	2,064,352	2,034,176	1,916,153	1,900,784	1,893,240
Other real estate secured	399,636	318,148	317,680	323,734	273,752
Commercial and industrial loans	1,540,783	1,528,434	1,421,382	1,466,511	1,368,464
Consumer loans	166,314	170,562	170,073	166,436	164,544
State and other political subdivision loans	910,493	917,515	875,973	805,401	787,049
Other loans	406,315	390,898	438,805	403,864	443,458
LHFI	8,004,657	7,851,213	7,499,204	7,405,181	7,268,022
Allowance for loan losses	(72,445)	(71,265)	(70,871)	(71,796)	(69,668)
Net LHFI	$7,932,212	$7,779,948	$7,428,333	$7,333,385	$7,198,354

ACQUIRED LOANS BY TYPE (1)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Loans secured by real estate:
Construction, land development and other land loans	$17,651	$20,850	$25,040	$38,016	$41,484
Secured by 1-4 family residential properties	54,721	69,540	76,601	81,676	89,878
Secured by nonfarm, nonresidential properties	92,075	103,820	110,606	119,698	129,856
Other real estate secured	16,275	19,010	20,903	25,272	25,506
Commercial and industrial loans	20,691	36,896	39,519	49,760	52,806
Consumer loans	2,664	3,365	3,878	4,295	5,027
Other loans	14,165	18,766	19,190	20,318	20,198
Acquired loans	218,242	272,247	295,737	339,035	364,755
Allowance for loan losses, acquired loans	(10,006)	(11,397)	(11,380)	(12,480)	(13,535)
Net acquired loans	$208,236	$260,850	$284,357	$326,555	$351,220

(1) Trustmark revised the presentation of acquired loans by eliminating the segmentation of acquired noncovered loans and acquired covered loans due to the significantly reduced size of the acquired covered loan portfolio.

During the first quarter of 2017, Trustmark transferred the remaining balance of the acquired loans not accounted for under FASB ASC Topic 310-30, “Loans and Debt Securities Acquired with Deteriorated Credit Quality” to LHFI due to the discount on these loans being fully amortized.  The balance of these transferred loans totaled $36.7 million.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2017
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

	March 31, 2017
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$859,927	$226,553	$58,778	$307,859	$36,848	$229,889
Secured by 1-4 family residential properties	1,656,837	91,536	51,476	1,397,976	98,906	16,943
Secured by nonfarm, nonresidential properties	2,064,352	310,000	191,923	909,040	167,572	485,817
Other real estate secured	399,636	34,944	3,324	194,715	38,153	128,500
Commercial and industrial loans	1,540,783	128,705	22,970	793,558	333,052	262,498
Consumer loans	166,314	21,676	3,684	122,046	16,776	2,132
State and other political subdivision loans	910,493	79,393	29,450	548,224	31,595	221,831
Other loans	406,315	55,457	18,214	263,337	32,627	36,680
Loans	$8,004,657	$948,264	$379,819	$4,536,755	$755,529	$1,384,290

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$61,643	$12,769	$17,776	$24,734	$2,263	$4,101
Development	52,501	7,682	6,033	19,110	612	19,064
Unimproved land	108,177	16,203	15,721	41,533	15,947	18,773
1-4 family construction	185,213	47,561	10,675	86,919	2,277	37,781
Other construction	452,393	142,338	8,573	135,563	15,749	150,170
Construction, land development and other land loans	$859,927	$226,553	$58,778	$307,859	$36,848	$229,889

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$276,475	$82,560	$35,717	$94,736	$18,056	$45,406
Office	218,611	31,346	30,096	74,722	6,853	75,594
Nursing homes/assisted living	128,578	—	—	121,935	6,643	—
Hotel/motel	232,458	53,118	29,329	64,244	41,322	44,445
Mini-storage	152,285	12,390	7,346	57,869	14,163	60,517
Industrial	121,092	10,640	10,073	21,802	5,066	73,511
Health care	31,347	2,126	815	27,373	—	1,033
Convenience stores	17,179	258	—	9,830	962	6,129
Other	95,059	15,486	24,534	24,493	2,229	28,317
Total income producing loans	1,273,084	207,924	137,910	497,004	95,294	334,952

Owner-occupied:
Office	140,556	18,537	23,312	68,778	7,226	22,703
Churches	87,616	12,751	2,074	44,235	21,746	6,810
Industrial warehouses	128,630	6,325	3,541	64,960	13,242	40,562
Health care	117,865	22,541	6,688	68,678	4,530	15,428
Convenience stores	93,577	9,599	6,983	52,864	1,135	22,996
Retail	44,329	4,428	7,012	21,421	5,826	5,642
Restaurants	33,653	3,593	885	23,768	3,424	1,983
Auto dealerships	18,849	8,817	39	8,902	1,091	—
Other	126,193	15,485	3,479	58,430	14,058	34,741
Total owner-occupied loans	791,268	102,076	54,013	412,036	72,278	150,865
Loans secured by nonfarm, nonresidential properties	$2,064,352	$310,000	$191,923	$909,040	$167,572	$485,817

(1) Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2017
($ in thousands)
(unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Securities – taxable	2.31%	2.21%	2.29%	2.34%	2.41%
Securities – nontaxable	4.34%	4.26%	4.27%	4.29%	4.25%
Securities – total	2.38%	2.29%	2.36%	2.41%	2.48%
Loans - LHFI & LHFS	4.21%	4.12%	4.19%	4.17%	4.17%
Acquired loans	8.40%	11.69%	8.50%	9.26%	7.46%
Loans - total	4.33%	4.38%	4.36%	4.39%	4.33%
FF sold & rev repo	1.02%	1.12%	1.47%	1.27%	1.05%
Other earning assets	1.36%	1.65%	1.29%	1.26%	1.39%
Total earning assets	3.74%	3.74%	3.74%	3.77%	3.74%

Interest-bearing deposits	0.23%	0.20%	0.19%	0.19%	0.18%
FF pch & repo	0.57%	0.38%	0.34%	0.33%	0.34%
Other borrowings	0.90%	0.87%	0.88%	0.95%	0.94%
Total interest-bearing liabilities	0.34%	0.31%	0.30%	0.29%	0.28%

Net interest margin	3.49%	3.52%	3.52%	3.56%	3.54%
Net interest margin excluding acquired loans	3.38%	3.31%	3.38%	3.38%	3.40%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.

During the first quarter of 2017, the yield on acquired loans totaled 8.40% and included $1.2 million in recoveries from the settlement of debt, which represented approximately 2.02% of the annualized total acquired loan yield.  Excluding acquired loans, the net interest margin totaled 3.38% for the first quarter of 2017, an increase of 7 basis points when compared to the fourth quarter of 2016.  This increase was primarily due to growth in the yields on the securities portfolio and the loans held for investment and held for sale portfolio.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net positive ineffectiveness of $2.8 million and $413 thousand for the quarters ended March 31, 2017 and 2016, respectively.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Mortgage servicing income, net	$5,458	$5,218	$5,271	$5,177	$5,058
Change in fair value-MSR from runoff	(2,387)	(2,739)	(2,862)	(2,500)	(2,005)
Gain on sales of loans, net	3,550	6,054	6,410	5,480	2,591
Other, net	772	(2,925)	(299)	498	2,642
Mortgage banking income before hedge ineffectiveness	7,393	5,608	8,520	8,655	8,286
Change in fair value-MSR from market changes	1,466	13,112	381	(7,033)	(6,866)
Change in fair value of derivatives	1,326	(13,292)	(1,537)	5,099	7,279
Net positive (negative) hedge ineffectiveness	2,792	(180)	(1,156)	(1,934)	413
Mortgage banking, net	$10,185	$5,428	$7,364	$6,721	$8,699

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2017
($ in thousands)
(unaudited)

Note 6 – Salaries and Employee Benefit Plans

Early Retirement Program

During the second quarter of 2016, Trustmark announced a voluntary early retirement program (ERP) for associates age 60 and above with five or more years of service.  The cost of this program is reflected in a one-time, pre-tax charge of approximately $9.3 million (salaries and employee benefits expense of $9.1 million and other miscellaneous expense of $230 thousand), or $0.085 per basic share net of tax, in Trustmark’s second quarter 2016 earnings.  As a result of the ERP, during the third and fourth quarters of 2016, Trustmark incurred additional expense of $236 thousand and $268 thousand, respectively, which primarily resulted from additional settlements from pension lump sum elections.

Defined Benefit Pension Plan

Trustmark maintains a noncontributory tax-qualified defined benefit pension plan (Trustmark Capital Accumulation Plan, the “Plan”), in which substantially all associates who began employment prior to 2007 participate.  The Plan provides retirement benefits that are based on the length of credited service and final average compensation, as defined in the Plan, and vest upon three years of service.  Benefit accruals under the plan have been frozen since 2009, with the exception of certain associates covered through plans obtained in acquisitions that were subsequently merged into the Plan.  On July 26, 2016, the Board of Directors of Trustmark authorized the termination of the Plan, effective as of December 31, 2016. To satisfy commitments made by Trustmark to associates (collectively, the “Continuing Associates”) covered through acquired plans that were merged into the Plan, the Board also approved the spin-off of the portion of the Plan associated with the accrued benefits of the Continuing Associates into a new plan titled the Trustmark Corporation Pension Plan for Certain Employees of Acquired Financial Institutions (the “Spin-Off Plan”), effective as of December 31, 2016, immediately prior to the termination of the Plan.  In order to terminate the Plan, in accordance with Internal Revenue Service and Pension Benefit Guaranty Corporation requirements, Trustmark is required to fully fund the Plan on a termination basis and will contribute the additional assets necessary to do so. The final distributions will be made from current plan assets and a one-time pension settlement expense of approximately $17.5 million will be recognized when paid by Trustmark during the second quarter of 2017.  After the distribution of Plan assets during the second quarter of 2017, Trustmark estimates that the annual pension expense will be reduced by $3.0 million to $4.0 million.

Note 7 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Partnership amortization for tax credit purposes	$(2,274)	$(2,479)	$(2,479)	$(2,479)	$(2,479)
Increase in life insurance cash surrender value	1,714	1,751	1,746	1,702	1,692
Other miscellaneous income	2,451	2,820	2,007	2,149	1,675
Total other, net	$1,891	$2,092	$1,274	$1,372	$888

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Loan expense	$2,792	$2,823	$3,336	$3,024	$3,043
Amortization of intangibles	1,564	1,686	1,692	1,692	1,796
Other miscellaneous expense	8,432	7,154	6,582	7,947	7,155
Total other expense	$12,788	$11,663	$11,610	$12,663	$11,994

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2017
($ in thousands)
(unaudited)

Note 8 – Non-GAAP Financial Measures

In addition to capital ratios defined by U.S. generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions.  Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.  In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other tangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations.  Also there may be limits in the usefulness of these measures to investors.  As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.  The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2017
($ in thousands)
(unaudited)

		Quarter Ended
		3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,533,098	$1,533,144	$1,530,842	$1,512,841	$1,494,684
Less: Goodwill		(366,156)	(366,156)	(366,156)	(366,156)	(366,156)
Identifiable intangible assets		(19,950)	(21,585)	(23,311)	(24,961)	(26,709)
Total average tangible equity		$1,146,992	$1,145,403	$1,141,375	$1,121,724	$1,101,819

PERIOD END BALANCES
Total shareholders' equity		$1,537,961	$1,520,208	$1,534,761	$1,523,467	$1,508,256
Less: Goodwill		(366,156)	(366,156)	(366,156)	(366,156)	(366,156)
Identifiable intangible assets		(19,117)	(20,680)	(22,366)	(24,058)	(25,751)
Total tangible equity	(a)	$1,152,688	$1,133,372	$1,146,239	$1,133,253	$1,116,349

TANGIBLE ASSETS
Total assets		$13,490,361	$13,352,333	$13,161,538	$13,030,349	$12,775,196
Less: Goodwill		(366,156)	(366,156)	(366,156)	(366,156)	(366,156)
Identifiable intangible assets		(19,117)	(20,680)	(22,366)	(24,058)	(25,751)
Total tangible assets	(b)	$13,105,088	$12,965,497	$12,773,016	$12,640,135	$12,383,289
Risk-weighted assets	(c)	$10,031,410	$9,952,123	$9,670,302	$9,559,816	$9,431,021

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$31,248	$28,923	$30,982	$21,503	$27,003
Plus: Intangible amortization net of tax		966	1,041	1,045	1,045	1,109
Net income adjusted for intangible amortization		$32,214	$29,964	$32,027	$22,548	$28,112
Period end common shares outstanding	(d)	67,729,434	67,628,618	67,626,939	67,623,601	67,639,832

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		11.39%	10.41%	11.16%	8.08%	10.26%
Tangible equity/tangible assets	(a)/(b)	8.80%	8.74%	8.97%	8.97%	9.01%
Tangible equity/risk-weighted assets	(a)/(c)	11.49%	11.39%	11.85%	11.85%	11.84%
Tangible book value	(a)/(d)*1,000	$17.02	$16.76	$16.95	$16.76	$16.50

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,537,961	$1,520,208	$1,534,761	$1,523,467	$1,508,256
AOCI-related adjustments		43,005	45,798	17,075	12,164	21,573
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(347,085)	(347,442)	(347,800)	(348,158)	(348,515)
Other adjustments and deductions for CET1 (2)		(10,803)	(8,637)	(9,307)	(10,042)	(10,861)
CET1 capital	(e)	1,223,078	1,209,927	1,194,729	1,177,431	1,170,453
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Less: additional tier 1 capital deductions		(159)	(267)	(276)	(328)	(434)
Additional tier 1 capital		59,841	59,733	59,724	59,672	59,566
Tier 1 capital		$1,282,919	$1,269,660	$1,254,453	$1,237,103	$1,230,019

Common equity tier 1 capital ratio	(e)/(c)	12.19%	12.16%	12.35%	12.32%	12.41%

(1) Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity

(2) Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAS), threshold deductions and transition adjustments, as applicable.